                                                                   EXHIBIT 10.25

                            Cross-License Agreement

This Cross-License Agreement, effective as of the Effective Date, (the "Agreement") governs disposition of certain intellectual property rights between ZymoGenetics, Inc., a Washington corporation having a principal place of business at 1201 Eastlake Avenue East, Seattle, Washington 98102 ("ZGI") and Novo Nordisk A/S, a Danish corporation having a principal place of business at Novo Alle, DK-2880, Bag-svaerd, Denmark ("NN").

WHEREAS, ZGI, formerly an indirectly wholly owned subsidiary of NN, is engaged generally in the research and development of biopharmaceutical products;

WHEREAS, ZGI wishes to acquire licenses to certain rights to patents, patent applications, know-how and proprietary technology relating to proteins, protein production and protein delivery resulting from the research and development work carried out by or for NN; and

WHEREAS, NN wishes to acquire licenses to certain rights to patents, patent applications, know-how and proprietary technology relating to proteins, protein production and protein delivery and resulting from the research and development work carried out by or for ZGI;

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


                                   ARTICLE 1
                                  Definitions
                                  -----------

SECTION 1.1.  "Additional Patents" means:  any patents or patent applications of
              --------------------
ZGI or NN that are not ZGI Patents or NN Patents.

SECTION 1.2.  "Affiliate" shall mean any company, joint venture partnership, or
              -----------
other business entity which controls, is controlled by, or is under common control of a party hereto. A business entity shall be deemed to control another business entity if it possesses, directly or indirectly, the power to order or cause the direction, management and policies of such other business entity, whether through the ownership of voting securities, by contract or otherwise.

SECTION 1.3.  "NN Core Business Areas" shall mean the business areas set forth
              ------------------------
in Appendix 6 attached here to.

SECTION 1.4.  "Commercialization Rights" means:  (a) the right to conduct
              --------------------------
research (including research with academic and other non-profit institution collaborators), use, sample, develop (including clinical development), promote, manufacture, market, offer to sell, import, export, distribute, sell, and have sold products; and (b) the right to conduct research, use, sample, develop (including clinical development), manufacture, promote, market, offer to sell, import, export, distribute, sell and have sold products together with one or more third parties as part of a co-marketing agreement, strategic partnership, joint venture relationship or the like in which NN or ZGI continues work on research and development of products; and (c) the right to sublicense one or more third parties to manufacture, promote, market, offer to sell, import, export, distribute, sell and have sold products.

SECTION 1.5.  "Commercialization Partner" means:  a third party to whom NN or
              ---------------------------
ZGI has extended rights consistent with SECTION 1.4(b) above.


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SECTION 1.6.  "Effective Date" means:  the date on which external investors have
              ----------------
first invested at least fifty million United States dollars (US$50,000,000) in ZGI which money dilutes NN's ownership interest in ZGI to below eighty percent (80%) and which date is noted for the sake of clarity on the signature page of this Agreement.

SECTION 1.7.  "NN IP" means:  NN Patents, Additional Patents owned or controlled
              -------
by NN and NN Know-How.

SECTION 1.8.  "NN Know-How" means:  all inventions, discoveries, know-how,
              -------------
methodologies, technology, tangible materials (including nucleic acids, peptides, vectors, proteins, and the like) that: (a) pertain to at least one NN Patent; and (b) were invented, discovered, developed or otherwise generated by or for NN.

SECTION 1.9.  "NN Patent" means:  any patent or patent application owned or
              -----------
controlled by NN within a patent family listed in Appendix 1 or 2

SECTION 1.10.  "Negotiation Fields" means:  [*]
               --------------------

SECTION 1.11.  "Sublicensee" means:  a third party to whom NN or ZGI has
               -------------
extended a sublicense consistent with SECTION 1.4(c) above.

SECTION 1.12.  "ZGI IP" means:  ZGI Patents, Additional Patents owned or
               --------
controlled by ZGI and ZGI Know-How.

SECTION 1.13.  "ZGI Know-How" means:  all inventions, discoveries, know-how,
               --------------
methodologies, technology, tangible materials (including nucleic acids, peptides, vectors, proteins, and the like) that: (a) pertain to at least one ZGI Patent; and (b) were invented, discovered, developed or otherwise generated by or for ZGI.

SECTION 1.14.  "ZGI Patent" means:  any patent or patent application owned or
               ------------
controlled by ZGI within a patent family listed in Appendix 3 or 4.


                                   ARTICLE 2
                              Ownership of ZGI IP
                              -------------------

As of the Effective Date, ZGI will own all ZGI IP and will have all rights attendant to such ownership, subject to NN's rights described herein. Before the Effective Date, NN and ZGI shall determine the method and vehicle by which to transfer to ZGI such ownership of the ZGI IP, and ZGI and NN shall cooperate so that such transfer is complete no later than the Effective Date.


                                   ARTICLE 3
                  License Grants, License Fees and Reporting
                  ------------------------------------------

SECTION 3.1.  Licenses Granted to NN.  ZGI hereby grants toNN the worldwide,
              --------------------
fully paid up, perpetual co-exclusive right to practice all Commercialization Rights under the ZGI Patents recited in Appendix 3. ZGI hereby grants to NN the worldwide, fully paid up, perpetual non-exclusive right to practice all Commercialization Rights under the ZGI Patents recited in Appendix 4. The
SECTION 3.1 rights to sublicense shall extend only to products discovered, developed or in-licensed by NN.

SECTION 3.2.  Licenses Granted to ZGI.  NN hereby grants to ZGI the worldwide,
              -----------------------
fully paid up, perpetual co-exclusive right to practice all Commercialization Rights under the NN Patents recited in Appendix 1.


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NN hereby grants to ZGI the worldwide, fully paid up, perpetual non-exclusive right to practice all Commercialization Rights under the NN Patents recited in Appendix 2, except that the rights granted by NN to ZGI with respect to the NN Patents designated as HC4567 in Appendix 2 shall be exclusive, worldwide rights to practice all Commercialization Rights Notwithstanding the foregoing, ZGI shall not have the right to practice the Commercialization Rights set forth in 1.4(b) or 1.4(c) in the NN Core Business Areas using the NN Patents set forth in Appendix 1 and/or Appendix 2. NN is however on a protein-by-protein basis willing to grant ZGI the rights as set forth in 1.4(b) and 1.4 (c) to proteins [*], provided that ZGI on a protein-by-protein basis notifies NN of its desire to obtain such rights, and that NN's grant of such rights is not restricted towards third parties and/or in NN's opinion conflicts with ongoing NN projects at the time of ZGI's notification to NN. Also notwithstanding the foregoing, ZGI shall not have any rights beyond the right to use for research purposes, NN patents in patent families HC3143, HC3371 and HC3321 as set forth in Appendix 2. The SECTION 3.2 rights to sublicense shall extend only to products discovered, developed or in-licensed by ZGI.

SECTION 3.3.  Co-exclusive Licenses.  For the avoidance of doubt, co-exclusive
              ---------------------
means that ZGI and NN have between or among them the totality of the Commercialization Rights associated with the ZGI Patents listed in Appendix 1 and the NN Patents listed in Appendix 3.

SECTION 3.4.  Sublicensees and Commercialization Partners.  All grants of
              -------------------------------------------
Commercialization Rights by ZGI or NN under Section 1.4(b) or 1.4(c) shall be the subject of written agreements between the party and its Sublicensee or Commercialization Partner.

SECTION 3.5.  No Other Right Granted.  Except for the licenses expressly granted
              ----------------------
in this ARTICLE 3, no further or different right, option or license is granted or implied to NN or to ZGI, under any patent or other intellectual property, in any field, in any geographic territory.

SECTION 3.6.  Other NN-ZGI Agreements.  ZGI and NN anticipate entering into
              -----------------------
agreements from time to time covering particular services, intellectual property and the like (e.g., [*], etc.). If the terms of those specialized agreements
              ----
conflict with the terms of this Agreement, the terms of the specialized agreements shall prevail.

SECTION 3.7.  License Fee.  For any calendar year in which ZGI uses technology
              -----------
encompassed by a claim in a NN Patent or asserts, either itself or through NN, a NN Patent against a third party, ZGI shall pay to NN a license fee of [*] on or before January 31 of the subsequent calendar year. For any calendar year in which NN uses technology encompassed by a claim in a ZGI Patent or asserts, either itself or through ZGI, a ZGI Patent against a third party, NN shall pay to ZGI a license fee of [*] on or before January 31 of the subsequent calendar year.

SECTION 3.8.  Record Keeping and Reporting.  ZGI and NN each shall devise a
              ----------------------------
record-keeping system to determine if the SECTION 3.7 license fee is due to the other party. On or before January 31 of each calendar year following the Effective Date, ZGI and NN shall report upon their respective use or assertion of the other party's patents.


                                   ARTICLE 4
                              Negotiation Rights
                              ------------------

SECTION 4.1.  NN's Negotiation Rights.  During the term of this Agreement as set
              -----------------------
forth in Section 10.1, NN may approach ZGI about extending the terms of this Agreement to any Additional Patent owned or controlled by ZGI within the Negotiation Fields. If such rights are available, ZGI and NN shall execute an amendment to Appendix 4 of this Agreement to add such Additional Patent. If NN desires greater than non-exclusive rights and such greater rights are available, ZGI and NN shall negotiate in good faith for


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ninety (90) days the terms of an agreement to grant NN such greater rights.
Unless mutually extended by the parties, NN's right of negotiation will expire upon the expiration of such ninety (90) day period.

SECTION 4.2.  ZGI's Negotiation Rights.  During the term of this Agreement as
              ------------------------
set forth in Section 10.1, ZGI may approach NN about extending the terms of this Agreement to any Additional Patent owned or controlled by NN within the Negotiation Fields. If such rights are available, ZGI and NN shall execute an amendment to Appendix 2 of this Agreement to add such Additional Patent. If ZGI desires greater than non-exclusive rights and such greater rights are available, ZGI and NN shall negotiate in good faith for ninety (90) days the terms of an agreement to grant ZGI such greater rights. Unless mutually extended by the parties, ZGI's right of negotiation will expire upon the expiration of such ninety (90) day period.


                                   ARTICLE 5
                                    Patents
                                    -------

SECTION 5.1.  Patent Filings and Prosecution.  ZGI shall have sole and exclusive
              ------------------------------
responsibility for protecting all ZGI Patents, including filing, prosecuting, and maintaining such ZGI Patents. ZGI shall be solely responsible for the costs associated with such filings, prosecution and maintenance and the jurisdictions in which patent protection is sought shall be within the sole discretion of ZGI. Likewise, NN shall have sole and exclusive responsibility for protecting all NN Patents, including filing, prosecuting, and maintaining such NN Patents. NN shall be solely responsible for the costs associated with such filings, prosecution and maintenance and the jurisdictions in which patent protection is sought shall be within the sole discretion of NN. Notwithstanding the foregoing, either party shall have the right, but not the obligation, to prosecute and maintain the patents of the other party that are the subject of co-exclusive licenses pursuant to SECTIONs 3.1 and 3.2 of this Agreement, should the other party elect not to do so. In that event the other party shall cooperate with the prosecuting or maintaining party.

SECTION 5.2.  Patent Enforcement and Defense.  ZGI shall have sole and exclusive
              ------------------------------
responsibility for defending and enforcing all ZGI Patents, including but not limited to: sending cease & desist letters; initiating and participating in interference proceedings, protest proceedings, reissue proceedings, re-examination proceedings, and lawsuits; defending declaratory judgment proceedings; and settling disputes with third parties. ZGI shall be solely responsible for the costs associated with such defense and enforcement and shall retain all damages and monies awarded as a result of such efforts. Likewise, NN shall have sole and exclusive responsibility for defending and enforcing all NN Patents, including but not limited to: sending cease & desist letters; initiating and participating in interference proceedings, protest proceedings, reissue proceedings, re-examination proceedings, and lawsuits; defending declaratory judgment proceedings; and settling disputes with third parties. NN shall be solely responsible for the costs associated with such defense and enforcement and shall retain all damages and monies awarded as a result of such efforts. Notwithstanding the foregoing, either party shall have the right, but not the obligation, to defend and enforce the patents of the other party that are the subject of co-exclusive licenses pursuant to SECTIONs 3.1 and 3.2 of this Agreement, should the other party elect not to do so. In that event the other party shall cooperate with the defending party and the defending party shall retain all damages and monies awarded as a result of such efforts.


                                   ARTICLE 6
                                Confidentiality
                                ---------------

SECTION 6.1.  Confidential Information.  For the purposes of this Agreement,
              ------------------------
Confidential Information shall include all proprietary information and materials, patentable or otherwise, of a party which is disclosed by or on behalf of such disclosing party to the receiving party, such as DNA sequences, amino acid sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, re-


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ports, know-how, assay results, preclinical studies and clinical trials and the results thereof, patent positioning and business plans, including any negative developments.

SECTION 6.2.  Confidentiality Obligation.  Except as is otherwise authorized
              --------------------------
under this Agreement, each party shall, during the term of this Agreement and for a period of three (3) years thereafter, maintain as secret and confidential all Confidential Information obtained from the other pursuant to this Agreement and prior to and in contemplation of it, and all other Confidential Information that it may acquire from the other in the course of this Agreement. Each party shall respect the other's proprietary rights in such Confidential Information, use the same exclusively for the purposes of this Agreement, and disclose the same only to those of its employees to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

SECTION 6.3.  Release from Confidentiality Obligation.  Notwithstanding the
              ---------------------------------------
foregoing provisions, a party shall be permitted to disclose any Confidential Information of the other party to its patent practitioner or any patent office in any country, as is reasonably required for filing or prosecuting any patent application permitted to be filed by it hereunder. Furthermore, the obligations of this ARTICLE 6 shall not apply to Confidential Information which:

     (a) was properly in the possession of the receiving party, without any restriction on use or disclosure, prior to receipt from the disclosing party, and such possession can be demonstrated by competent evidence of the receiving party;

     (b) are in the public domain by public use, publication, general knowledge or the like, or after disclosure hereunder become general or public knowledge through no fault of the receiving party;

     (c) are properly obtained by the receiving party from a third party not under a confidentiality obligation;

     (d) are independently developed by or on behalf of the receiving party without the assistance of the confidential information of the disclosing party; or

     (e) are required to be disclosed by order of any court or governmental or regulatory authority after notification of the providing party by the receiving party of the necessity to allow the providing party to seek protection for the providing party's confidential information from such court or governmental or regulatory authority.

SECTION 6.4.  Survival.   The obligations under this ARTICLE 6 shall survive the
              --------
termination of this Agreement.


                                   ARTICLE 7
                 Material Transfer and Limitation of Liability
                 ---------------------------------------------

SECTION 7.1.  Limitations.  MATERIALS TRANSFERRED PURSUANT TO THIS AGREEMENT ARE
              -----------
EXPERIMENTAL IN NATURE AND ARE TRANSFERRED BETWEEN THE PARTIES AS IS. NEITHER NN NOR ZGI MAKES ANY WARRANTY OR REPRESENTATION WITH RESPECT TO THE UTILITY, EFFICACY, NONTOXICITY, SAFETY OR APPROPRIATENESS OF USING THE MATERIALS.
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY USE OF SUCH MATERIALS TRANSFERRED PURSUANT TO THIS AGREEMENT, OR ANY LOSS WHICH MAY ARISE FROM SUCH USE. MATERIALS TRANSFERRED PURSUANT TO THIS AGREEMENT WILL BE USED IN COMPLIANCE WITH ALL APPLICABLE RULES AND REGULATIONS INCLUDING, FOR EXAMPLE, THOSE RELAT-


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ING TO RESEARCH INVOLVING THE USE OF HUMAN AND ANIMAL SUBJECTS OR RECOMBINANT
DNA.

SECTION 7.2.  Further Transfer of Materials.  Neither NN nor ZGI shall
              -----------------------------
distribute materials transferred by the other party thereto pursuant to this Agreement to third parties, without the transferring party's express written permission. All authorized distributions of materials will only occur pursuant to a fully executed, written Materials Transfer Agreement.


                                   ARTICLE 8
                        Representations and Warranties
                        ------------------------------

SECTION 8.1.  Representations, Warranties and Covenants of NN.  NN represents
              -----------------------------------------------
and warrants to and covenants with ZGI that:

     (a) NN is a corporation duly organized, validly existing and in corporate good standing under the laws of Denmark; and

     (b) NN has the corporate and legal right, title, authority and power to enter into this Agreement; and

     (c) NN has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

     (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of NN, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

     (f) NN will not during the term of this Agreement enter into any agreements, contracts or other arrangements that would prevent NN from meeting its obligations or adversely impact ZGI's rights under this Agreement; and

     (g) NN will comply with all applicable laws, regulations and guidelines in connection with the performance of NN's obligations pursuant to this Agreement, including but not limited to all applicable product safety, product testing, product labeling, package marking and product advertising laws and regulations and the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services or products.

SECTION 8.2.  Representations, Warranties and Covenants of ZGI.  ZG1 represents
              ------------------------------------------------
and warrants to and covenants with NN that:

     (a) ZGI is a corporation duly organized, validly existing and in corporate good standing under the laws of the state of Washington; and

     (b) ZGI has the corporate and legal right, title, authority and power to enter into this Agreement; and


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     (c)      ZGI has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

     (d) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of ZGI enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or, at law); and

     (e) the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreements, contracts or other arrangements to which it is a party; and

     (f) ZGI will not after the Effective Date enter into any agreements, contracts or other arrangements that would prevent ZGI from meeting its obligations or adversely impact NN's rights under this Agreement; and

     (g) ZGI will comply with all applicable laws, regulations and guidelines in connection with the performance of ZGI's obligations pursuant to this Agreement, including but not limited to all applicable product safety, product testing, product labeling, package marking and product advertising laws and regulations and the regulations of the United States and any other relevant nation concerning any export or other transfer of technology, services or products.

SECTION 8.3.  Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
              -------------------
THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO THE ZGI PATENTS OR NN PATENTS, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

SECTION 8.4.  Limited Liability.   EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR
              -----------------
WILLFUL MISCONDUCT, NEITHER NN NOR ZGI WILL BE LIABLE WITH RESPECT TO ANY MATTER ARISING UNDER THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.


                                   ARTICLE 9
                                Indemnification
                                ---------------

SECTION 9.1.  Personal Injury or Property Damage.  NN shall indemnify and hold
              -----------------------------------
ZGI harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of personal injury or property damage caused or alleged to be caused by NN's exercise of its rights to ZGI Patents hereunder. In addition, NN shall assume all obligations for warranties and product liability claims that accompany or result from the sale or use of a product covered in any manner by a ZGI Patent, and shall indemnify and hold ZGI harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from customers and relating to such warranty obligations or product liability claims. NN's obligation to indemnify ZGI under this SECTION 9.1 shall not apply in case of gross negligence or willful misconduct by ZGI.


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ZGI shall indemnify and hold NN harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising out of personal injury or property damage caused or alleged to be caused by ZGI's exercise of its rights to NN Patents hereunder. In addition, ZGI shall assume all obligations for warranties and product liability claims that accompany or result from the sale or use of a product covered in any manner by a NN Patent, and shall indemnify and hold NN harmless from and against any and all claims, judgments, costs, awards, expenses (including, but not limited to, any attorney's fees) or liability of any kind arising from customers and relating to such warranty obligations or product liability claims. ZGI's obligation to indemnify NN under this SECTION 9.1 shall not apply in case of gross negligence or willful misconduct by NN.

SECTION 9.2.  Insurance.  NN shall maintain appropriate product liability
              ---------
insurance with respect to development, manufacture and sale of products covered in any way by ZGI Patents in such amount as NN customarily maintains with respect to sales of its other products. NN shall maintain such insurance for so long as it continues to manufacture or sell products covered in any way by ZGI Patents, and thereafter for so long as NN customarily maintains insurance with respect to sales of its other products.

ZGI shall maintain appropriate product liability insurance with respect to development, manufacture and sale of products covered in any way by NN Patents in such amount as ZGI customarily maintains with respect to sales of its other products. ZGI shall maintain such insurance for so long as it continues to manufacture or sell products covered in any way by NN Patents, and thereafter for so long as ZGI customarily maintains insurance with respect to sales of its other products.

SECTION 9.3.  Survival.  The obligations of this ARTICLE 9 shall survive the
              ---------
expiry or termination, for whatever reason, of this Agreement.


                                  ARTICLE 10
                             Term and Termination
                             --------------------

SECTION 10.1.  Term.  This Agreement shall come into force on the Effective Date
               ----
and, unless terminated earlier in accordance with the provisions hereof, shall terminate upon the expiration of the last-to-expire patent within the patent families recited in Appendix 1-4 hereof. The rights under Article 4 shall expire [ * ] years after the Effective Date hereof. If the condition precedent (investment by external investors as set forth in SECTION 1.6) is not met before December 31, 2000, this Agreement shall be null and void, and all rights and obligations hereunder shall be terminated.

SECTION 10.2.  Termination for Cause.  Either party shall have the right to
               ---------------------
terminate this Agreement upon written notice to the other if:

     (a) if either party at any time materially defaults (i) in making the payment of any money due hereunder, or (ii) in fulfilling any of the other obligations or conditions hereunder, the other party may in its sole discretion waive the default; if not electing to waive the default, the other party shall notify the defaulting party in writing of the default and allow the defaulting party ninety (90) days from such notification to initiate reasonable steps to cure such default. Notwithstanding this
     SECTION 10.2, if the defaulting party disputes the existence, nature or extent of any default set forth above, the parties shall use good faith efforts to resolve the dispute pursuant to ARTICLE 11. This Agreement shall continue until a final decision is reached pursuant to ARTICLE 11, at which point this Agreement may be terminated, if applicable, in accordance with any decision reached under ARTICLE 11; or

     (b) Such other party shall enter into liquidation, whether compulsorily or voluntarily otherwise than for the purposes of amalgamation or reconstruction, shall commit any act of bankruptcy, shall compound with its creditors, shall have a receiver or administrator or equivalent offi-


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     cial appointed in respect of all or any part of its property or undertaking, or shall be subject to any analogous proceeding under any foreign law.

SECTION 10.3.  Survival.  Termination for whatever reason or expiry of this
               --------
Agreement shall not affect the accrued rights of the parties or any right arising in any way out of this Agreement as a result of or as of the date of termination or expiration and the licenses granted herein shall survive such termination. The right to recover damages against the other and all provisions which are expressly stated to survive this Agreement shall remain in full force and effect. Notwithstanding the termination or expiration of this Agreement, the provisions of ARTICLE 3, ARTICLE 5, ARTICLE 6, ARTICLE 7, ARTICLE 8, ARTICLE 9, ARTCLE 10 and ARTICLE 12 shall survive the termination or expiration and shall continue to be enforceable to the extent provided therein.


                                  ARTICLE 11
                              Dispute Resolution
                              ------------------

The parties shall attempt to resolve through good faith discussions any dispute that arises under this Agreement. All such disputes shall, upon receipt of written notice from one party to the other regarding the existence and nature of the dispute, first be referred to each party's chief executive officer or to their authorized representative. If they are unable to resolve a dispute other than a patent dispute within thirty (30) days after the initial meeting between the authorized representatives then the dispute shall be referred to alternative dispute resolution in New York, New York in accordance with the rules and procedures set forth in Appendix 5. Patent disputes arising under this Agreement shall be resolved in accordance with the rules set forth in Appendix 5 as administered by the National Patent Board, wherein the decision of the National Patent Board can be appealed to a Federal Court of competent jurisdiction.


                                  ARTICLE 12
                                    General
                                    -------

SECTION 12.1.  Assignment.  This Agreement may not be assigned by either party
               ----------
without prior written consent of the other party, except for assignment to its
Affiliates.   However, each party may, at its discretion, assign this Agreement to a third party as part of the sale or merger of all or substantially all of the party's assets and business. In the event of any permissible assignment under this Agreement, the assignor and assignee shall be jointly and severally liable for assignor's obligations hereunder.

SECTION 12.2.  Relationship between the Parties.  Nothing in this Agreement is
               --------------------------------
intended to create or shall be deemed to constitute a partnership, agency or joint venture relationship between the Parties or their sublicensees, contractors or licensees. Neither Party shall be responsible for the acts or omissions of the other party, and neither party shall have the authority to speak for, represent or obligate the other party in any way without the prior written authority of the other party.

SECTION 12.3.  Public Announcements.  Except as otherwise may be required by law
               --------------------
or regulation, neither party shall make any public announcement, written or oral, concerning this Agreement or the subject matter hereof, without the prior written approval of the other party, provided that ZGI and NN shall have the right to disclose or announce information concerning the existence and general nature of this Agreement in order to seek third party investors in ZGI.

SECTION 12.4.  Use of Names, Trade Names and Trademarks.  Except as provided
               ----------------------------------------
herein, nothing contained in this Agreement shall be construed as conferring any right on either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party hereto, including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of such other party has been obtained.


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

SECTION 12.5.  Force Majeure.  If either party to this Agreement is prevented or
               -------------
delayed in the performance of any of its obligations under this Agreement by force majeure, and if such party gives written notice thereof to the other party specifying the matters constituting force majeure, together with such evidence as it can reasonably give and specifying the period for which it is estimated that such prevention or delay will continue, then the party in question shall be excused from the performance of its obligations or the punctual performance thereof as the case may be as from the date of such notice for so long as such cause of prevention or delay shall continue. For the purpose of this Agreement, "force majeure" shall be deemed to be any cause affecting the performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of the party.

SECTION 12.6.  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of New York.

SECTION 12.7.  Waiver of Remedies.  No forbearance, delay or indulgence by
               ------------------
either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party, nor shall any waiver of its rights operate as a waiver of any subsequent breach, and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party.

SECTION 12.8.  Entire Agreement.  This Agreement and the Appendices hereto
               ----------------
constitute the entire agreement between the parties and supersede all prior oral and written agreements, understandings or arrangements relating to the subject matter hereof, except the Insulin Agreement dated August 6, 1982 between Zymos Corporation and Novo Industri A/S, as amended, and the Amended and Restated Human Glucagon, Analogues of Human Glucagon, Analogs of Human Insulin Letter Agreement dated September 28, 2000, as amended. No addition to or modification of any provision of this Agreement shall be binding upon the parties, unless made in writing and signed by a duly authorized representative of each of the parties.

SECTION 12.9.  Notices.  All notices, requests, demands, waivers, consents,
               -------
approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, faxed with receipt acknowledged (and with a confirmation copy also sent by registered mail, return receipt requested), delivered by a recognized commercial courier service with receipt acknowledged, or mailed by registered or certified mail return receipt requested, postage prepaid, as follows:

If to NN:          Novo Nordisk A/S
                   Novo Alle
                   DK-2880 Bagsvaerd
                   Denmark
                   Attn: Corporate Vice President
                   Health Care Discovery and Pre-Clinical Development
                   Facsimile: +45 4442 1242

With a copy to:    Novo Nordisk Legal Department
                   Novo Alle
                   DK-2880 Bagsvaerd
                   Facsimile: +45 4498 0670

If to ZGI:         ZymoGenetics, Inc.
                   1201 Eastlake Avenue East
                   Seattle, WA  98102
                   Attn:  Legal Affairs
                   Facsimile:  (206) 442-6678


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or to such other addresses as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (i) as of the date so delivered (either personally or by courier service) or faxed; or (ii) on the third (3rd) business day after the same has been mailed.

SECTION 12.10.  Severability.  The parties agree that, if any provision of this
                ------------
Agreement shall for any reason be held to be invalid or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions hereof shall not be affected, impaired or invalidated and shall continue in full force and effect.

SECTION 12.11.  Headings. The article and section headings contained herein are
                --------
for reference only and shall not be considered a part of this Agreement, nor shall they in any way affect the interpretation hereof.

SECTION 12.12.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, NN and ZGI have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives.


Novo Nordisk A/S



/s/ Mads Ovilsen
-------------------------------
Mads Ovlisen
President &CEO



ZymoGenetics, Inc.



/s/ Bruce L.A. Carter
--------------------------------
Bruce L.A. Carter
President & CEO



EFFECTIVE DATE: 10 November 2000
                ----------------

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                                  APPENDIX 1
                    NN Patents: Co-Exclusive Rights to ZGI

NN Patent Family          Includes US     Title of Patent Application
                          Patent
[*]

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                                  APPENDIX 2
                   NN Patents:  Non-Exclusive Rights to ZGI


NN Patent Family          Includes US       Title of Patent Application
                          Patent
[*]

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                                  APPENDIX 3
                    ZGI Patents:  Co-Exclusive Rights to NN

ZGI Patent Family         Includes US     Derwent Title
                          Patent
[*]

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                                  APPENDIX 4
                   ZGI Patents:  Non-Exclusive Rights to NN

ZGI Patent     Includes Patent or      Derwent Title or Patent Application Title
Family         Patent Application

[*]

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                                  APPENDIX 5
                              Dispute Resolution

If the matter has not been resolved within thirty (30) days of the referral to the chief executive officers, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within 14 (fourteen) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within 21 (twenty-one) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the CPR Panels Management Group of the CPR Institute (the Group"), to select a neutral pursuant to the following procedures:

     (a) the Group shall submit to the parties a list of not less than 5 (five) candidates within 14 (fourteen) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or Affiliates.

     (b) such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

     (c) each party shall number the candidates in order of preference (with the number 1 (one) signifying the greatest preference) and shall deliver the list to the Group within 7 (seven) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the Group along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

     (d) if the parties collectively have identified fewer than 3 (three) candidates deemed to have conflicts, the Group immediately shall designate as the neutral the candidate for whom the parties collective have indicated the greatest preference. If a tie should result between 2 (two) candidates, the Group may designate either candidate. If the parties collectively have identified 3 (three) or more candidates deemed to have conflicts, the Group shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than 5 (five) candidates, in which case the procedures set forth in sub-paragraphs 2(a) - 2(d) shall be repeated.


3. No earlier than 28 (twenty-eight) days or later than 56 (fifty-six) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place in New York, New York. Each party to the proceeding shall be entitled to make 1 (one) document request to the other party, subject to the right of the neutral to rule on any objection to such request, which shall not be subject to appeal.

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4.   At least 7 (seven) days prior to the hearing, each party shall submit the following to the other party and the neutral:-

     (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

     (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed 1 (one) page per issue;

     (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed 20 (twenty) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5. The hearing shall be conducted on 2 (two) consecutive days and shall be governed by the following rules:-

     (a) Each party shall be entitled to 5 (five) hours of hearing time to present its case. The neutral shall determine whether each party has had the 5 (five) hours to which it is entitled.

     (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

     (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceeding the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within 7 (seven) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed 10 (ten) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

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7.   The neutral shall rule on each disputed issue within 14 (fourteen) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of 1 (one) of the parties on each disputed issue but may adopt 1 (one) party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on the other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:-

    (a) If the neutral rules in favor of the 1 (one) party on all disputed issues in the ADR, the losing party shall pay 100% (one hundred percent) of such fees and expenses.

    (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable except as provided for patent disputes in Article 12 of this Agreement, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosures of Confidential Information.

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                                  APPENDIX 6

NN Core Business Areas shall mean the following business areas:

     [*]

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request for confidential treatment filed separately with the Commission.